                                                                   EXHIBIT 10.15


                                                                  Execution Copy

                         ROAMING AGREEMENT FOR GSM/GPRS

                                     between

                          AT&T WIRELESS SERVICES, INC.
                   having its principal place of business at:

                     7277 164th Avenue NE, Redmond, WA 98052
                       (hereinafter referred to as "AWS")

                                       and

                          AMERICAN CELLULAR CORPORATION
                   having its principal place of business at:

                               14201 Wireless Way
                             Oklahoma City, OK 73134
                       (hereinafter referred to as "ACC")

The above-mentioned Parties agree to establish Roaming between each other and their respective controlled Subsidiaries, by operating GSM digital cellular telecommunications service on the terms and conditions as stated below.

In this GSM/GPRS Roaming Agreement is included the General Terms and Conditions for GSM Roaming and the Annexes (GSM Association Permanent Reference Documents AA.13 and AA.14).

All references to GSM should read "GSM 850; GSM 900 and/or GSM 1800/1900"

The term "Agreement" used throughout the General Terms and Conditions for GSM Roaming shall mean this Roaming Agreement for GSM/GPRS and the General Terms and Conditions for GSM Roaming referred to above.

In case of additional requirements, exceptions and/or contradictions between the Agreement and any Technical Specifications (as defined below) or GSM Association Permanent Reference Documents, the provisions of the Agreement shall prevail.

All notices, information and communication required under the Agreement shall be given as described in Annex C.1: Agreement Management Principles.

AT&T WIRELESS SERVICES, INC.               AMERICAN CELLULAR CORPORATION

Having its principal place of              Having its principal place of
business:                                  business:

7277 164th Avenue NE                       14201 Wireless Way
Redmond WA 98052                           Oklahoma City, OK 73134



By: /s/ MARK BRADNER                       By: /s/ EVERETT R. DOBSON
   ----------------------------------         ----------------------------------
Name:                                      Name:
Title:                                     Title:




Date:  July 11, 2003                       Date:  July 11, 2003
     --------------------------------           --------------------------------

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
1.    Parties............................................................................................4

2.    Introduction.......................................................................................4

3.    Definitions........................................................................................4

4.    Annexes............................................................................................6

5.    Scope of the Agreement.............................................................................6

6.    Implementation of the network and services.........................................................7

7.    Modifications......................................................................................7

8.    Charging, Billing and Accounting...................................................................8

9.    Customer Care.....................................................................................12

10.      Confidentiality................................................................................12

11.      Data Privacy...................................................................................13

12.      Fraud Prevention...............................................................................13

13.      Liability of the Parties.......................................................................14

14.      Suspension of Services.........................................................................14

15.      Force Majeure..................................................................................15

16.      Duration of the Agreement......................................................................15

17.      Termination of the Agreement...................................................................16

18.      Changes to the Agreement, Annexes and Addenda..................................................16

19.      Miscellaneous..................................................................................17

20.      Choice of Law..................................................................................18

21.      Dispute Resolution & Arbitration...............................................................18

1. PARTIES

                  General Terms and Conditions for GSM Roaming apply for the Parties who have signed the Roaming Agreement

2. INTRODUCTION

2.1 The Parties have expressed their wish to make a bilateral agreement for the establishment of Roaming Services between their GSM/GPRS networks and it is therefore agreed as follows:

3. DEFINITIONS

                  For the purpose of the Agreement the following terms shall have the meanings set forth in their respective definitions, unless a different meaning is specified in another provision in the Agreement:

                  "3GPP" shall mean the Third Generation Partnership Project.

                  * is defined in Section 5.2 of the GSM Operating Agreement, it being understood that such * may not be reciprocal, i.e. the tariffs for GSM and GPRS Roaming charged by the applicable VPMN Operator may be different.

                  "EDGE" shall mean Enhanced Data for GSM Evolution, a wireless communications technology based on GSM and defined by the relevant ETSI or 3GPP standards.

                  "ETSI" shall mean the European Telecommunications Standardisation Institute.

                  "GPRS Roaming" shall mean General Packet Radio Service Roaming, providing packet mode transmission between PMNs and interworking with external network, including GPRS Roaming using EDGE. GPRS Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode, without utilizing network resources in circuit switched mode, outside of their HPMN.

                  "GSM" shall mean Global System for Mobile communications, a wireless communications technology defined by the relevant ETSI or 3GPP standards.

                  "GSM Association Permanent Reference Documents" shall mean the documents that are established, recognized and classified as binding by the GSM Association Plenary.

                  "GSM Association Plenary" shall mean the group of appointed representatives of the Signatories of the GSM Association.

         * Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                  "GSM Operating Agreement" shall mean the GSM Operating Agreement of even date herewith between the Parties.

                  "GSM Roaming" shall mean GSM Roaming which means providing circuit mode and packet mode transmission between PMNs. GSM Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode outside their HPMN and also make circuit switched connections, such as voice calls.

                  "HPMN" shall mean home public mobile network.

                  "HPMN Operator" shall mean a Party who is providing Services to its subscribers in a geographic area where it holds a license or has a legal right to establish and operate a GSM network.

                  "Memorandum of Understanding of GSM Association" shall mean the agreement signed by the Network Operators and/or Authorities on 7th September 1987 and the Addendum to the Memorandum of Understanding dated 24th September 1991.

                  "MOU" shall mean a minute of use.

                  "Offering Memorandum" means the Offering Memorandum, Solicitation of Consents and Votes, Plan of Reorganization, Disclosure Statement and Ballot issued by ACC and DCC on July 14, 2003.

                  "Party" shall mean a signatory hereto.

                  "PDP" shall mean Packet Data Protocol.

                  "Person" shall mean an individual, corporation, limited liability company, partnership or other legal entity.

                  "PMN" shall mean a public mobile network.

                  "PMN Operator" shall mean a Person operating a PMN.

                  "Restructuring" is defined in the Offering Memorandum.

                  "Roaming Subscriber" shall mean a Person with valid subscription for use issued by one of the Parties and using a GSM SIM (Subscriber Identity Module) and/or a GSM USIM (Universal Subscriber Identity Module) who seeks GSM service(s) in a geographic area outside the area served by its HPMN Operator.

                  "Roaming" shall mean use of the network of the VPMN Operator by the subscribers of the HPMN Operator, which shall include GSM Roaming and GPRS Roaming.

                  "Services" shall mean the services for Roaming as agreed upon by the Parties in AA.14 and may include:

                           o Circuit Switched based services, hereinafter called "CS" as specified in AA.14, Annex 1.2, article I.2.1; and/or

                           o Packet Switched based services, hereinafter called "GPRS" as specified in AA.14, Annex 1.2, article I.2.2

                  "Session" shall mean the time between PDP Context activation until PDP Context deactivation.

                  "SMS" shall mean short alphanumeric messages up to 160 characters in length utilizing the digital control channel.

                  A "Subsidiary" of a Party means any other Person directly or indirectly owned or controlled by the Party, for so long as such ownership or control lasts. Ownership or control shall exist through the direct or indirect ownership of more than 50% of the nominal value of the issued equity share capital or of more than 50% of the shares entitling the holders to vote for the election of directors or Persons performing similar functions.

                  "TAP" shall mean Transferred Account Procedure as defined and described in GSM Association Permanent Reference Documents.

                  "Technical Specifications" shall mean the technical specifications defined and adopted by 3GPP (Third Generation Partnership Project), including the ETSI technical specifications defined and adopted by 3GPP.

                  "VPMN" shall mean a visiting public mobile network.

                  "VPMN Operator" shall mean a Party who allows Roaming Subscribers to use its GSM network(s).

4. ANNEXES

                  The Annexes are divided as set out in the Overview of the Annex Structure, in Common Annexes and in 2 sets of individual Annexes; one set for each Party.

5. SCOPE OF THE AGREEMENT

5.1 In respect of and subject to their licenses or rights and other national binding regulations to establish and operate GSM networks, the Parties to the Agreement agree to establish Roaming between the GSM/GPRS network(s) owned and operated by themselves and their respective Subsidiaries in accordance with relevant Technical Specifications and GSM Association Permanent Reference Documents, including all the commercial aspects, as defined in the Annexes hereto or as may be amended from time to time in accordance with the terms of the Agreement.

5.2 Additional requirements and exceptions to the Technical Specifications and GSM Association Permanent Reference Documents, as agreed between the Parties, are detailed in the Annexes to the Agreement or as may be amended from time to time in accordance with the terms of the Agreement.

6. IMPLEMENTATION OF THE NETWORK AND SERVICES

6.1               Network Implementation

                  The Parties agree to comply in all material respects with the relevant requirements and procedures of the GSM Association Permanent Reference Documents agreed by the GSM Association from time to time and as amended by the GSM Association from time to time.

6.2               Services

             6.2.1 The Services provided by each Party are defined in Annex I.2 as may be amended from time to time.

             6.2.2 The Services made available to individual Roaming Subscribers shall only be those for which the Roaming Subscribers have valid subscriptions in their HPMN.

             6.2.3 Both Parties agree that their Subscribers, while Roaming, may experience conditions of service different from the conditions in their HPMN.

             6.2.4 The Parties shall use reasonable best efforts to complete, as soon as practicable, all test procedures necessary in order to enable the Parties to provide Services hereunder.

7. MODIFICATIONS

7.1 Nothing in this Agreement shall limit either Party's right to implement new Services or change its existing Services as it sees fit. Each Party agrees to use its best efforts to give the other Party at least four (4) weeks written notice of any major change which has an impact on Roaming.

7.2 Following such notice of change both Parties agree to discuss the impact of any such change for Roaming Subscribers, including Roaming Subscribers' access to these Services, and the necessary actions to be performed, e.g. testing or administrative activities.

8. CHARGING, BILLING AND ACCOUNTING

8.1               Charging and tariffs

             8.1.1 Both Parties agree that when a Roaming Subscriber uses the Services of the VPMN Operator, the Roaming Subscriber's HPMN Operator shall be responsible for payment of charges for the Services so used in accordance with the tariffs of the VPMN Operator stated in Annex I.3.1. Notwithstanding the foregoing, the Parties agree that, for the duration of this Agreement, and not subject to change pursuant to
                      Article 8.1.3 below, the VPMN Operator tariffs for domestic GSM and GPRS Roaming shall be determined in accordance with the provisions of this Section 8.1.1.

         (a)      Rates for Contract Years 1-3

                  (i) Table Rates. The VPMN Operator tariffs for domestic GSM and GPRS Roaming for the first three Contract Years shall be the rates set forth opposite such Contract Years in the table below ("Table Rates"). "Contract Years" means the five consecutive annual periods commencing on the date hereof.

                                                                                            SMS
                                                                                          Rate per
                                                         GSM Rate     GPRS/EDGE Rate      Message
           Contract Year            Period               per MOU       per Kilobyte     Originated*
           -------------       ----------------          -------      --------------    -----------
                 1             7/1/03 - 6/30/04             *                *               *
                 2             7/1/04 - 6/30/05             *                *               *
                 3             7/1/05 - 6/30/06             *                *               *
                 4             7/1/06 - 6/30/07             *                *               *
                 5             7/1/07 - 6/30/08             *                *               *

* Includes TDMA, GSM, GPRS, EDGE. No charge for messages terminated. Rate subject to adjustment in accordance with Section 8.1.1(g).


------------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

         (b)      Rates for Contract Years 4-5

                  (i) Negotiated Rates. At any time during the third quarter of Contract Year 3, if the Parties have not adopted *, ACC may (but shall not be obligated to) initiate, by notice to AWS, a 30-day period of roaming rate and exclusivity negotiations, provided, that such 30-day period must be commenced and completed within the third quarter of Contract Year 3. If negotiations are initiated by ACC, both Parties will negotiate in good faith to seek to agree on fair and reasonable GSM and GPRS roaming rates and exclusivity provisions for Contract Years 4 and 5.

                  (ii) Formula Rates. If ACC initiates the negotiation contemplated in clause (b)(i) and the Parties do not agree on GSM and GPRS roaming rates and exclusivity provisions for Contract Years 4 and 5 during the aforementioned 30-day period, AWS will deliver to ACC, within 30 days following the end of the third quarter of Contract Year 3, its calculation of the Formula Rates for the 12-month period ending at the end of the third quarter of Contract Year 3. Within ten business days after receipt of such calculation, ACC will notify AWS whether it elects to have such Formula Rates (or, if lower, the Table Rates for Contract Year 4) apply to Contract Year 4. If ACC so elects, then (x) the Formula Rates (as set forth in the aforementioned calculation) or, if lower, the Table Rates for Contract Year 4 will apply to Contract Year 4, (y) the Formula Rates (as determined pursuant to the definitions of ARPMin and ARPByte) or, if lower, the Table Rates for Contract Year 5 will apply to Contract Year 5 and (z) the exclusivity obligations of AWS under Article 4 of the GSM Operating Agreement will continue in effect during Contract Years 4 and 5, subject to the terms and conditions of the GSM Operating Agreement.

                  (iii) Table Rates. If either (x) ACC does not initiate negotiations pursuant to Section 8.1.1(b)(i) or (y) ACC initiates the negotiation of rates and exclusivity, the Parties are unable to agree upon new rates or exclusivity, and ACC elects not to apply the Formula Rates (or, if lower, the Table Rates for Contract Year 4) to Contract Year 4 (or fails to make a timely election), then (A) the Table Rates for Contract Year 3 * will apply to Contract Years 4 and 5 and (B) if the Parties have not adopted *, the obligations of AWS under Section 4 of the GSM Operating Agreement will terminate at the end of Contract Year 3.


------------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                  (iv) *.

         (c) Rates after Contract Year 5. If the Term of the Agreement is extended for any period after Contract Year 5 pursuant to Section 5.2 of the GSM Operating Agreement, the VPMN Operator tariffs for domestic GSM and GPRS Roaming for such period will be *.

         (d) Voice over Internet Protocol. Once Voice over Internet Protocol ("VoIP") is implemented in the ACC GSM Systems (as defined in the GSM Operating Agreement), voice traffic utilizing this technology will be measured in kilobytes, and accordingly it will be necessary to convert kilobytes into voice MOUs for billing purposes. Unless a more accurate equivalent is available at the time of VoIP implementation, the following kilobytes per voice MOU equivalent shall be used unless the Parties otherwise agree. Prior to implementation of the Adaptive Multi-Rate ("AMR") codec, 720 kilobytes per MOU equivalent shall be used for billing purposes. After the implementation of the AMR codec, 300 kilobytes per MOU equivalent shall be used for billing purposes. The Parties shall implement the AMR codec in their respective GSM Systems (as defined in the GSM Operating Agreement) as soon as commercially practicable, and shall use commercially reasonable efforts to adopt improved speech codecs as and when they become generally available on commercially reasonable terms.

         (e)      Definitions

                  "ARPByte" means, with respect to any 12-month period, a rate per minute calculated by dividing AWS GPRS and succeeding data technology revenue for the immediately preceding 12-month period by AWS billed kilobytes for the immediately preceding 12-month period. For purposes of this definition, AWS GPRS and succeeding data technology revenue includes home revenue and incollect revenue from GPRS and succeeding data technologies (including but not limited to EDGE and UMTS) but excludes outcollect revenue and equipment revenue; and AWS billed kilobytes includes home kilobytes and incollect kilobytes from GPRS and succeeding data technologies (including but not limited to EDGE and UMTS).

                  "ARPMin" means, with respect to any 12-month period, a rate per minute calculated by dividing AWS gross revenue for the immediately preceding 12-month period by AWS billed minutes for the immediately

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

         preceding 12-month period. For purposes of such definition, AWS gross revenue includes all AWS revenue except outcollect revenue and equipment revenue; and AWS billed minutes includes all home MOUs and incollect MOUs.

                   "Formula Rate" means (i) with respect to GPRS Roaming, a rate per kilobyte equal to *, and (ii) with respect to GSM Roaming, a rate per minute equal to *

         (f) Quarterly Reports. From the beginning of Contract Year 2 until the end of Contract Year 3, if ACC so requests, AWS will deliver to ACC, on a quarterly basis, reports setting forth the components of the calculation of its monthly ARPMin and ARPByte rates.

         (g) SMS Arrangements. The SMS rate will be *per message originated; provided, that if the parties are able to connect their SMS networks directly, the SMS rate will be *per message originated. The parties will use commercially reasonable efforts to connect their SMS networks directly.

         8.1.2 However, the HPMN Operator shall not be liable for the payment of charges for chargeable Services provided by the VPMN Operator without Subscriber Identity Authentication as defined in GSM Association Permanent Reference Documents, except to the extent that the HPMN Operator actually recovers all charges due in relation to the Roaming Subscriber. In the case of re-authentication malfunction, procedures are further detailed in Annex I.5.2.

         8.1.3 Notwithstanding Article 18.1 either Party shall have the right to vary its tariff stated in the Annex I.3.1 or subsequent variation thereof, other than those set forth in 8.1.1 above. In the case of scheduled changes (as described in BA.27) a Party shall give 60 days written notice of any variation to its tariff and the new change shall take effect on the first day of the month following the expiration of the 60 day notice period. In the case of unscheduled changes (as described in BA.27) a Party shall use all reasonable endeavours to give adequate notice of such changes and the new change shall take effect on the first day following the expiration of the notice period given. Any variation in the tariff shall be deemed to be incorporated into the Agreement.

8.2           Implementation of TAP

------------
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                  The implementation of TAP shall be done according to the GSM Association Permanent Reference Documents and the provisions set out in the Annex C.3.1.

8.3               Billing and Accounting

                  The implementation of billing and accounting shall be done according to the GSM Association Permanent Reference Documents and the provisions set out in Annex C.3.2 as amended from time to time or where there is a differing accounting practice or regulations in the U.S., the U.S. practice or regulations shall prevail.

9. CUSTOMER CARE

                  The responsibilities of each Party concerning Customer Care are described in Annex C.4.

10. CONFIDENTIALITY

10.1 The Parties agree that all aspects of the contents of the Agreement shall be treated as confidential and that no information in respect of the content of the Agreement shall be disclosed without the prior written consent of both of the Parties except (i) as required by law or legal process, (ii) to a Party's employees who need to know same and such Party's attorneys, advisors, representatives, agents, lenders, insurers, and current or potential investors (collectively, "its Representatives"), (iii) in the Offering Memorandum and such other disclosure documents as, in the good faith judgment of DCC's outside legal counsel, are necessary to effect the Restructuring ("Reorganization Disclosure") and (iv) as necessary to implement the Agreement and inform customers.

10.2 The Parties hereby agree to treat all information exchanged between them in connection with the Agreement (hereinafter referred to as "Information") as confidential and agree not to disclose such Information in any manner whatsoever, in whole or in part except as provided in this Article 10. The other Party shall not use any Information other than in connection with (i) the discussions between them and any transactions resulting therefrom, (ii) for the purpose of obtaining funds or insurance or in connection with any bona fide business transaction, in which case the disclosing Party shall advise the lenders or insurance companies of such Party's confidentiality obligation under this Article 10 before disclosing the Information and (iii) Reorganization Disclosure. Each Party shall be liable in accordance with
                  Article 13 to the other Party in respect of any unauthorized disclosure of

                  Information made by its Representatives to whom it has disclosed Information.

10.3 In addition to the above, Information may be transmitted to governmental, judicial or regulatory authorities, as may be required by any governmental, judicial or regulatory authority, provided, that the Party transmitting such Information gives the other Party reasonable notice and opportunity to seek confidential treatment of such Information by any such authority.

10.4 For the purposes of the Agreement, Information shall not be considered to be confidential if such Information is:

                  a) in or passed into the public domain other than by breach of this Article;

                  b) known to a receiving Party prior to the disclosure by a disclosing Party;

                  c) disclosed to a receiving Party without restriction by a third Party having the full right to disclose; or

                  d) independently developed by a receiving Party to whom no disclosure of confidential Information relevant to such Information has been made.

10.5 Article 10 shall survive the termination of the Agreement for a period of two years.

11. DATA PRIVACY

11.1 Each Party's obligations hereunder to transfer Information to the other Party shall not apply to the extent that a Party is prohibited from doing so by applicable regulations and laws applicable to Roaming and/or data protection.

11.2 The Parties confirm that they shall comply with applicable Data Privacy Regulations/Laws. Further Details of Data Privacy aspects are given in Annexes C.6. and I.6.

12. FRAUD PREVENTION

                  The Parties shall co-operate in good faith regarding the procedures concerning fraudulent or unauthorized use by Roaming Subscribers. Details of Fraud Prevention procedures are given in Annex C.7.

13. LIABILITY OF THE PARTIES

                  In no event shall either Party be liable for any consequential damage or loss of whatsoever nature, including but not limited to, loss of profit or loss of business.

14. SUSPENSION OF SERVICES

14.1 Suspension of Services to individual Roaming Subscribers or all Roaming Subscribers

                  Notwithstanding anything in the Agreement to the contrary, the VPMN Operator may without liability suspend or terminate all or any of its Services to Roaming Subscriber(s) in circumstances where it would suspend or terminate those Services to its own subscribers, including but not limited to:

                  a) subscribers using equipment which is defective or illegal;

                  b) subscribers causing any technical or other problems on the VPMN Operator's network;

                  c)       suspected fraudulent or unauthorized use;

                  d) authentication of the subscription not being possible; or

                  e)       maintenance or enhancement of the network.

14.2              Suspension of Services to all Roaming Subscribers by VPMN
                  Operator

                  In case of a proposed suspension of Services to all Roaming Subscribers, the VPMN Operator shall use its best efforts to give four (4) weeks written notice to the other Party prior to the suspension taking effect. If the suspension continues for more than six (6) months, the other Party shall have the right to terminate the Agreement by written notice.

14.3              Suspension of Services to all Roaming Subscribers by HPMN
                  Operator

                  The HPMN Operator has the right at any time, without discriminating among operators and without liability, in the event of suspected fraudulent or unauthorized use of the VPMN network, by giving reasoned written notice to the VPMN Operator, to suspend access to the VPMN Services for its own subscribers Roaming in the VPMN, or if it is technically more practicable, to require that the

                  VPMN Operator takes actions to suspend all of its Services to Roaming Subscribers of the HPMN Operator. The VPMN Operator shall use its best efforts to comply with such requirement within five (5) working days after receipt of the notice.

                  The suspension shall be removed as soon as the reason for the suspension has been overcome by the VPMN Operator to the reasonable satisfaction of the HPMN Operator.

15. FORCE MAJEURE

15.1 Non-performance or defective performance of either Party's obligations pursuant to the Agreement or delay in performing same shall not constitute a breach of the Agreement to the extent, and for as long as, it is due to reasons outside such Party's control (in each case a "Force Majeure Event"), including, but not being limited to, governmental action, or requirement of regulatory authority, acts of God, terrorism, riots, revolution, lockouts, strikes, shortage of transportation, war, rebellion or other military action, fire, flood, explosion, sabotage, nuclear incidents, earthquakes, lightning, storms, sinkholes, epidemics, delays or non-performance of suppliers or subcontractors, natural catastrophes, or any other unforeseeable obstacles that a Party is not able to overcome with reasonable efforts. The Party prevented from fulfilling its obligations shall on becoming aware of such Force Majeure Event inform the other Party in writing of such Force Majeure Event as soon as possible. If the Force Majeure Event continues for more than six (6) consecutive months, either Party shall have the right to terminate the Agreement with immediate effect by written notice.

15.2 If the affected Party fails to inform the other Party of the occurrence of a Force Majeure Event in accordance with Article
                  15.1 above, then such Party thereafter shall not be entitled to refer to such event as force majeure as a reason for non-fulfillment, to the extent such Party is disadvantaged by such delay. This obligation does not apply if the Force Majeure Event is known by both Parties or the affected Party is unable to inform the other Party due to the Force Majeure Event.

16. DURATION OF THE AGREEMENT

                  The term of the Agreement (the "Term") shall commence on the date hereof and, unless the Agreement shall have earlier terminated in accordance with Section 17.1, shall expire on the fifth anniversary of the date hereof, subject to Section
                  5.2 of the GSM Operating Agreement.

17. TERMINATION OF THE AGREEMENT

17.1 In addition to the provisions of Article 16, the Agreement may be terminated as follows:

                  a)       by mutual agreement of the Parties;

                  b) by one of the Parties, with immediate effect, when the other Party is in material breach of the Agreement and does not remedy, such breach within thirty (30) days of receipt of a written notice to such effect;

                  c) by one of the Parties, with immediate effect, if the other Party becomes bankrupt or insolvent or enters into any composition or arrangement with its creditors, except in accordance with the plan of reorganization of ACC contemplated by the Offering Memorandum, and that other Party is not able to ensure performance of its monetary obligations under the Agreement by a guarantee from a first class bank, payable on first written demand;

                  d) by written notice of either Party to the other in the event that Roaming becomes technically or commercially impracticable on either Party's network and the provisions set out in Article 14 are not sufficient to solve the problem or if an unacceptable level of unauthorized use occurs and the other Party is not capable of remedying such unauthorized use to normal levels within sixty (60) days of receipt of a written notice to such effect; or

                  e) subject to Article 19.1 by one of the Parties, with immediate effect and as to the affected licensed area only, in the event a final order by the relevant governmental authority revoking or denying renewal of the GSM license(s) or permission to operate a GSM network(s) granted to the other Party, or any other license necessary to operate the GSM Service(s), takes effect.

18. CHANGES TO THE AGREEMENT, ANNEXES AND ADDENDA

18.1 Any amendments and/or additions to the Agreement and/or Annexes and/or Addenda shall be valid only if made in writing and signed by duly authorized representatives of both Parties hereto.

18.2 It is also recognized by the Parties that it may be appropriate to seek changes to the Agreement in the light of experience and development in the GSM Association and the establishment of Roaming between the Parties. Accordingly, in such event the Parties shall enter into good faith discussions with a view to agreeing mutually acceptable modifications to the Agreement.

                  Without limiting the generality of the foregoing, the Parties agree to modify the Agreement as contemplated by Section 5.2(a) of the GSM Operating Agreement.

19. MISCELLANEOUS

19.1              Entire Agreement

                  The Agreement and the GSM Operating Agreement, together with any annexes, schedules and exhibits hereto and thereto, contain the entire agreement and understanding of the Parties relating to the subject matter hereof and thereof, and supersede all prior negotiations, proposals, offers, agreements and understandings (written or oral) relating to such subject matter.

19.2              Successors and Assigns

                  The Agreement and the rights and obligations specified herein shall be binding upon the Parties hereto and their respective permitted successors and permitted assigns, and neither Party shall sell, transfer or assign the Agreement or any part, interest, right or obligation hereunder, including by operation of law, except that a Party shall have the right to transfer or assign the Agreement in whole (but not in part) to a Subsidiary who is also the Signatory to the GSM Association and ACC shall have the right to transfer or assign the Agreement in whole to a Subsidiary of Dobson Communications Corporation that directly or indirectly owns, operates and controls wireless communications systems in the ACC Markets (as defined in the GSM Operating Agreement) and does not own, manage, operate or control any other wireless communications systems, provided, that such assignee expressly assumes, by written instrument approved by the Parties, all of the obligations of such Party hereunder and thereby becomes a Party hereunder, it being understood that such assignment shall not release the assigning Party of its obligations under
                  Article 10 of this Agreement. No person other than a Party to the Agreement shall acquire any rights hereunder as a third-party beneficiary or otherwise by virtue of the Agreement.

19.3              Headings

                  The headings of the Agreement are for the convenience of reference only and shall in no way limit or affect the meaning or interpretation of the provisions of the Agreement.

19.4              No waiver

                  Failure by any Party at any time or times to require performance of any provisions of the Agreement shall in no manner affect its rights to enforce the same, and the waiver by any Party of any breach of any provisions of the Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any other provision hereof.

19.5              Provisions severable

                  If any part of the Agreement is held to be invalid or unenforceable, such determination shall not invalidate any other provision of the Agreement; and the Parties shall attempt, through negotiations in good faith, to replace any part of the Agreement so held to be invalid or unenforceable. The failure of the Parties to agree on such replacement shall not affect the validity of the remaining parts of the Agreement.

20. CHOICE OF LAW

                  The Agreement and any matters relating hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware.

21. DISPUTE RESOLUTION & ARBITRATION

21.1 If a dispute arises out of or relating to this Agreement, or the transactions contemplated hereby, or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory, and whether such claim existed prior to or arises on or after the date hereof (a "Dispute"), the dispute resolution processes set forth in this Article 21 shall govern the resolution of such dispute.

21.2 If a Dispute cannot be resolved by the executives having primary managerial responsibility for the matter to which the Dispute pertains, the Parties shall attempt in good faith to resolve such Dispute promptly by negotiation between executives who have authority to settle the Dispute and who are at the level of the executives who have negotiated this Agreement ("Senior Party Representatives").

21.3 A Party may provide any other Party notice (a "Dispute Notice") of any Dispute that has not been resolved in the normal course of business. Within ten business days after delivery of the Dispute

                  Notice, the receiving Party shall submit to each other Party a response (the "Response"). The Dispute Notice and the Response shall each include (a) a statement setting forth the position of the Party providing such notice and a summary of arguments supporting such position, and (b) the name and title of such Party's Senior Party Representative and any other Persons who will accompany the Senior Party Representative at the meeting at which the Parties will attempt to settle the Dispute. Within 30 business days after delivery of the Dispute Notice, the Senior Party Representatives of the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one Party to another will be honored.

21.4 If the Dispute has not been resolved within 50 business days after delivery of the Dispute Notice, or if the Parties fail to meet within 30 business days after delivery of the Dispute Notice, any Party may initiate arbitration of the Dispute as provided below. If no Party initiates arbitration within 60 business days after delivery of the Dispute Notice, then the Parties shall automatically be released from any and all liability for the Dispute.

21.5 All negotiations pursuant to this section shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration. The Parties agree that all communications and negotiations between the Parties during the dispute resolution process, any settlements agreed upon during the dispute resolution process and any information regarding the other Party obtained during the dispute resolution process (that are not already public knowledge) are confidential and may be disclosed only to employees and agents of the Parties who shall have a "need to know" the information and who shall have been made aware of the confidentiality obligations set forth in this Article 21, unless the Party is required by law to disclose such information.

21.6 If the Dispute is not resolved as provided in Sections 21.2 through 21.4 above, then any Party may initiate arbitration proceedings by providing each other Party notice of such initiation of arbitration. The Dispute shall then be settled by arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date hereof, by a panel of three arbitrators. Each Party shall select one of the three arbitrators and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be chosen by the three arbitrators. The arbitrators shall not order pre-hearing discovery of documents or the taking of depositions, although the arbitrators may compel the attendance of witnesses and the production of documents at the hearing to the extent permitted by the CPR Non-Administered Arbitration Rules.

21.7 If a Party does not provide a Dispute Notice within one year following the time the Party first knows of the existence of the acts or omissions that give rise to the Dispute, the Party shall be forever estopped from asserting the Dispute against any other Party.

21.8 The reasonable out-of-pocket costs (including reasonable attorneys' fees and expenses) of the prevailing Party and the fees of the arbitrators in any arbitration proceeding pursuant to this Article 21 shall be paid by the other Party. The arbitrators shall determine which Party is the prevailing Party for purposes of this paragraph, and shall include such determination in their award. If the arbitrators determine that neither Party is the prevailing Party for purposes of this paragraph, then each Party shall bear its own costs and expenses, including attorneys' fees and expenses, and the Parties shall share equally the fees of the arbitrators.

21.9 Notwithstanding the foregoing, nothing in this Agreement shall preclude the Parties from seeking injunctive or other equitable relief from a court with regard to any breach of this Agreement.

OVERVIEW OF THE ANNEX STRUCTURE

COMMON ANNEXES:

ANNEX NO.                          ANNEX NAME
---------                          ----------
ANNEX C.1                          Agreement Management Principles
ANNEX C.2                          Services
ANNEX C.3                          Billing and Accounting
         ANNEX C.3.1               Information on Billing Data
         ANNEX C.3.2               Settlement Procedure
ANNEX C.4                          Customer Care Principles
ANNEX C.5                          Technical Aspects
         ANNEX C.5.1               Testing
         ANNEX C.5.2               Security
         ANNEX C.5.3               Information on Signalling Interconnection and / or
                                      IP Connectivity
ANNEX C.6                          Data Privacy, General Principles
ANNEX C.7                          Fraud Prevention Procedures
ANNEX C.8                          Additional annexes (optional)

INDIVIDUAL ANNEXES:

                         AWS                                                    ACC
------------------------------------------------------  -----------------------------------------------------
ANNEX I                      ANNEX NAME                 ANNEX I                    ANNEX NAME
SECTION NO.:                                            SECTION NO.:
--------------------------   -------------------------  -----------------------    --------------------------
0                            REVISION SHEET             0                          REVISION SHEET

1                            AGREEMENT MANAGEMENT       1                          AGREEMENT MANAGEMENT
                             PRINCIPLES                                            PRINCIPLES

1.1                          Contact Points for         1.1                        Contact Points for
                             Agreement Management                                  Agreement Management

2                            SERVICES                   2                          SERVICES

2.1                          GSM services and GPRS PS   2.1                        GSM services and GPRS PS
                             Capabilities provided                                 Capabilities provided
                             for Roaming Subscribers                               for Roaming Subscribers

2.2                          Additional Services        2.2                        Additional Services
                             provided for Roaming                                  provided for Roaming
                             Subscribers                                           Subscribers

2.3                          SMS Interworking Services  2.3                        SMS Interworking Services

2.4                          GPRS PS Services and       2.4                        GPRS PS Services and
                             Applications                                          Applications

3                            BILLING AND ACCOUNTING     3                          BILLING AND ACCOUNTING

3.1                          GSM  Roaming Tariffs       3.1                        GSM  Roaming Tariffs

3.2                          Mailing list for TAP       3.2                        Mailing list for TAP

3.3                          Mailing list for Inter     3.3                        Mailing list for Inter
                             PMN Invoices                                          PMN Invoices

3.4                          Application of VAT         3.4                        Application of VAT

4                            CUSTOMER CARE              4                          CUSTOMER CARE

4.1                          Inter Operator Customer    4.1                        Inter Operator Customer
                             Care Contact                                          Care Contact

4.2                          Customer Services Numbers  4.2                        Customer Services Numbers

4.3                          Customer Care Contact      4.3                        Customer Care Contact
                             Numbers                                               Numbers

5                            TECHNICAL ASPECTS          5                          TECHNICAL ASPECTS

5.1                          Contact Points for         5.1                        Contact Points for
                             Handling Test SIM and/or                              Handling Test SIM and/or
                             USIM Cards                                            USIM Cards

5.2                          Security                   5.2                        Security

6                            DATA PRIVACY               6                          DATA PRIVACY

6.1                          National Requirements      6.1                        National Requirements
                             for Data Privacy                                      for Data Privacy

7                            FRAUD PREVENTION           7                          FRAUD PREVENTION
                             PROCEDURES                                            PROCEDURES

7.1                          Information on Fraud       7.1                        Information on Fraud
                             Prevention Procedures                                 Prevention Procedures

8 ...                        ADDITIONAL ANNEXES         8 ...                      ADDITIONAL ANNEXES
                             (OPTIONAL)                                            (OPTIONAL)


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